                                COMMERCIAL LEASE

      This lease, made and entered into at Eugene, Oregon, this 19th day of January by and between

            LANDLORD:   NOVA CCOP, INC.
               and
            TENANT:     SALES LOGIX CORPORATION

Landlord hereby leases to Tenant the following:

at 400 COUNTRY CLUB ROAD, SUITE 300, Eugene, Oregon, containing approximately 13,645 rentable square feet as shown on the attached is plan. Tenants Proportion Share for purposes of Section 19 shall be 26.66%. This lease is for a term commencing MARCH 15, 2000 and continuing through MARCH 14, 2005 at a Monthly Base Rent as follows:
            $ 22,514.25 PER MONTH YEAR 1-3
            $ 23,196.50 PER MONTH YEAR 4 -6
Tenant shall have the right to cancel the Lease at 36 months. Tenant must give Landlord at least 6 months prior written notice of the Intent to cancel. Tenant shah pay a penalty prior to the cancel dale equal to the unamortized tenant improvement allowances and commissions.

Rent is payable in advance on the First (1st) day of each month commencing MARCH 15, 2000. Landlord and Tenant covenant and agree as follows:

1.1  Delivery of Possession.
      Should Landlord be unable to deliver possession of the Premises on the date fixed for the commencement of the term, commencement will be deferred and Tenant shall owe no rent until notice from Landlord tendering possession to Tenant If possession Is not so tendered within 90 days following commencement of the term, then Tenant may elect to cancel this lease by notice to Landlord within 10 days following expiration of the 90 day period. Landlord shall have no liability to Tenant for delay in delivering possession, nor shall such delay extend the term of this lease In any manner unless the parties execute a written extension agreement.

2.1  Rent Payment.
      Tenant shall pay the Base Rent for the Premises and any additional rent provided herein without deduction or offset. Rent for any partial month during the lease term shall be prorated to reflect the number of days during the month that Tenant occupies the Premises. Additional rent means amounts determined under Section 19 of this lease and any other sums payable by Tenant to Landlord under this lease. Rent not paid when due shall bear interest at the rate of one percent per month until paid. Landlord may at Its option impose a late charge of $.05 for each $1 of rent for rent payments made more than 10 days late In lieu of interest for the first month of delinquency, without waiving any other remedies available for default Failure to impose a late charge shall not be a waiver of Landlords rights hereunder.

3.1  Lease Consideration.
      Upon execution of the lease, Tenant has paid the Base Rent for the first full month of the lease term for which rent is payable and In addition has paid the sum of $0.00 as lease consideration. Landlord may apply the lease consideration to pay the cost of performing any obligation which Tenant fails to perform within the time required by this lease, but such application by Landlord shall riot be the exclusive remedy for Tenants default, If the lease consideration is applied by Landlord, Tenant shall on demand pay the sum necessary to-replenish the lease consideration to its original amount To the extent not applied by Landlord to mire defaults by Tenant, the lease consideration shall be applied against the rent payable for the last month of the term. The lease consideration shall not be refundable.

4.1 Use.
      Tenant shall use the Premises as business for GENERAL OFFICE and for no other purpose without Landlords written consent In connection with its use, Tenant shall at Its expense promptly comply and cause the Premises to comply with all applicable laws, ordinances, rules and regulations of any public authority and shall not annoy, obstruct, or interfere with the rights of other tenants of the Building provided that Landlord shall be responsible for all ADA requirements. Tenant shall create no nuisance nor allow any objectionable fumes, noise, or vibrations to be emitted from the Premises. Tenant shall not conduct any activities that will increase Landlords Insurance rates for any portion of the Building or that will In any manner degrade or damage the reputation of the Building.

4.2  Equipment.
      Tenant shall install in the Premises only such office equipment as is customary for general office use and shall not overload the floors or electrical circuits of the Premises or Building or after the plumbing or Wring of the Premises or Building. Landlord must approve in advance the location of and manner of installing any wiring or electrical, heat generating or communication equipment or exception* heavy articles. All telecommunications equipment, conduit, cables and wiring, additional dedicated circuits and any additional air conditioning required because of heat generating equipment or special lighting installed by Tenant shall be Installed and operated at Tenant's expense. Landlord shall have no obligation to permit the installation of equipment by any telecommunications provider whose equipment is not then servicing the Building.

4.3  Signs.
      No signs, awnings, antennas, or other apparatus shall be painted on or attached to the Building or anything placed on any glass or woodwork of the Premises or positioned so as to be visible from outside the Premises without Landlords written approval as to design, size, location, and color. All signs installed by Tenant shall comply with Landlords standards for signs and all applicable codes and all signs and


                                                                  Please Initial
                                                                             /s/
                                                             ---------    ------
Page 1 of 8                                                   Landlord    Tenant
      sign hardware shall be removed upon termination of this lease with the sign location restored to its former state unless Landlord elects to retain all or any portion thereof. LANDLORD WILL PROVIDE A LOBBY DIRECTORY STRIP AND A SPACE ON THE MONUMENTAL SIGN IN THE FRONT OF THE BUILDING.

5.1 Utilities and Services.
      Landlord will furnish water and electricity to the Building at all times and will furnish heat and air conditioning (d the Building Is air conditioned). Janitorial service Will be provided In accordance with the regular schedule of the Building, which schedule and service may change from time to time, but In any event at least five times per week Tenant shall comply with all government laws or regulations regarding the use or reduction of use of utilities on the Premises. Interruption of services or utilities shag not be deemed an eviction or disturbance of Tenants use and possession of the Premises, render Landlord liable to Tenant for damages, or relieve Tenant from performance of Tenants obligations under this lease. Landlord shall take all reasonable steps to correct any interruptions in service Electrical service furnished will be 110 volts unless different service already exists in the Premises. Tenant shall provide its own surge protection for power furnished to computers. TENANT SHALL HAVE THE RIGHT TO USE HVAC AND ELECTRICAL SERVICES 24 HOURS PER DAY, 7 DAYS PER WEEK

5.2  [RESERVED]

5.3  Security.
      Landlord may but shall have no obligation to provide security service or to adopt security measures regarding the Premises, and Tenant shall cooperate with all reasonable security measures adopted by Landlord. Tenant may install a security system within the leased Premises with Landlord's written consent which will not be unreasonably withheld. Landlord will be provided with an access code to any security system and shall riot have any liability for accidentally selling off Tenants security system. Landlord may modify the type or amount of security measures or services provided to the Building or the Premises at any time. TENANT SHALL HAVE THE RIGHT TO INSTALL A CONTROLLED ACCESS SYSTEM FOR THE LEASE PREMISES.

6.1 Maintenance and Repair.
      Landlord shag keep the exterior of the building, including the roof, parking areas and landscaping and all common areas, clean, well-maintained and in good condition and repair Landlord shall have no liability for failure to perform required maintenance and repair unless written notice of such maintenance or repair Is given by Tenant and Landlord falls to commence efforts to remedy the problem In a reasonable time and many. Landlord shall have the right to erect scaffolding arid other apparatus necessary for the purpose of making repairs. and Landlord shall have no liability for Interference with Tenants use because of repairs and Installations so long as Landlord makes reasonable efforts to minimize such interference. Tenant shag have no claim against Landlord for any Interruption or reduction of services or interference with Tenants occupancy so long as Landlord makes reasonable efforts to cure such interference, and no such Interruption or reduction shall be construed as a constructive or other eviction of Tenant Repair of damage caused by negligent or Intentional acts or breach of this lease by Tenant, its employees or invitees shall be at Tenants expense.

6.2  Alterations.
      Tenant shag not make any alterations, additions, or improvements to the Premises, change the color of the Interior, or install any wall or floor covering without Landlords prior written consent which may be withheld in Landlords sole discretion. Any such Improvements, alterations, wiring, cables or conduit installed by Tenant shag at once become part of the Premises and belong to Landlord except for removable machinery and unattached movable made fixtures. Landlord may at its option require that Tenant move any improvements, alterations, with, cables or conduit installed by or for Tenant and restore the Premises to the original condition upon termination of this lease, but only 9 Landlord conditions its approval on the removal of such alterations, or Improvements. Landlord shall have the right to approve the contact or used by Tenant for any work in the Premises, and to post notices of nonresponsibility in connection with work being performed by Tenant in the Premises. Work by Tenant shag comply with all laws then applicable to the Premises.

7.1 Indemnity.
      Tenant shall not allow any liens to attach to the Building or Tenants Interest in the Premises as a result of Its activities. Tenant shall Indemnify and defend Landlord and Its managing agents from any claim, liability, damage, or loss occurring on the Premises, wising out of any activity by Tenant, its agents. Or invitees or resulting from Tenants failure to comply with any term of this lease. Neither the Landlord nor Its managing agent shall have any liability to Tenant because of loss or damage to Tenants property or for death or bodily injury caused by the acts or omissions of other Tenants of the Building; or by third parties (including criminal acts).

7.2  Insurance.
      Tenant shall carry liability Insurance with limb of not less than One Million Dollars ($1,000,000) combined single limit bodily Injury and prop" damage which Insurance shall have an endorsement naming Landlord and Landlords managing agent, if any, as an additional Insured. Cover the liability insured under paragraph 7.1 of this lease and be In form and with companies reasonably acceptable to Owner. Prior to occupancy, tenant shall furnish a certificate evidencing such insurance which shall state that the coverage shall not be canceled or materially changed without 10 days with" notice 10 Landlord and Landlord's managing agent, 9 any. A renewal certificate shall be furnished at least 10 days prior to expiration of any policy.

8.1 Fire or Casualty.
      "Major Damage" means damage by fire or other casualty to the Building or the Premises which causes the Premises or any substantial portion of the Building to be unusable, or which will cost more than 25 percent of the pre-damage value of the Building to repair, or which is riot covered by insurance and will cost In excess of $50,000 to repair. In case of Major Damage either Tenant or Landlord may elect to



                                                                  Please Initial
                                                                             /s/
                                                             ---------    ------
Page 2 of 8                                                   Landlord    Tenant
      terminate this lease by notice in writing to the other within 30 days after such date. If this lease is not terminated following Major Damage, or if damage occurs which is not Major Damage, Landlord shall promptly restore the Premises to the condition existing just prior to the damage. Tenant shall promptly restore all damage to tenant Improvements or alterations Installed by Tenant or pay the cost of such restoration to Landlord if Landlord elects to do the restoration of such Improvements. Rent shall be reduced from the date of damage until the date restoration work being performed by Landlord Is substantially complete, with the reduction to be In proportion to the area of the Premises not usable by Tenant.

8.2  Waiver of Subrogation.
      Tenant shall be responsible for insuring its personal property and trade fixtures located on the Premises and any alterations or tenant Improvements it has made to the Premises. Neither Landlord, Its managing agent nor Tenant shall be liable to the other for any kiss or damage caused by water damage, sprinkler leakage, or any of the risks that are or could be covered by a special all risk property Insurance policy, or for any business Interruption, and there shag be no subrogated claim by one party's Insurance carrier against the other party arising out of any such loss. The waiver is binding only if it does not Invalidate the insurance coverage of either party hereto.

9.1  Eminent Domain.
      If an condemning authority takes title by eminent domain or by agreement in lieu thereof to the entire Building or a portion sufficient to render the Premises unsuitable for Tenants use then either party may elect to terminate this lease effective on the date that possession Is taken by the condemning authority. If not so terminated, rent shall be reduced for the remainder of the term In an amount proportionate to the reduction in area of the Premises caused by the taking, except that Tenant may process its own claim for its property or lost profits. All condemnation proceeds shall belong to Landlord, and Tenant shall have no claim against Landlord or the condemnation award because of the taking.

10.1 Assignment and Subletting.
      This lease shall bind and inure to the benefit of the parties, their respective heirs, successors, and assigns, provided that Tenant shall not assign its interest under this lease or sublet all or any portion of the Premises without first obtaining Landlords consent In writing. This provision shaft apply to all transfers by operation of law including but not limited to mergers and changes in control of Tenant, except as provided below. No assignment shall relieve Tenant of its obligation to pay rent or perform other obligations required by this lease, and no consent to one assignment or subletting shall be a consent to any further assignment or subletting. Landlord shall not unreasonably withhold its consent to any assignment or subletting provided proposed Tenant Is compatible with Landlords normal standards for the Building. If Tenant proposes a subletting or assignment to which Landlord is required to consent under this paragraph, Landlord shall have the option of terminating this lease and dealing directly with the proposed subtenant or assignee, or any third party. If an assignment or subletting Is permitted, one-half-of any cash profit, of the net value of any other consideration received by Tenant as a result of such transaction shall be paid to Landlord promptly following Its receipt by Tenant. Tenant shall pay any costs Incurred by Landlord in connection with a request for assignment or subletting, including reasonable attorneys fees. TENANT SHALL HAVE THE RIGHT TO ASSIGN THE LEASE OR SUBLET ALL OR A PORTION OF THE PREMISES TO THE FOLLOWING ENTITIES WITHOUT LANDLORDS APPROVAL; (i) OR TO A SUCCESSOR TO TENANTS BUSINESS IF SUCH SUCCESSION TAKES PLACE BY A MERGER, CONSOLIDATION, REORGANIZATION, ACTIVE LEGISLATURE OR OTHERWISE, OR (ii) ANY AFFILIATE OF TENANT WITH AN ACCEPTABLE CREDIT STANDARD.

11.1  Default
      Any of the following shall constitute a default by Tenant under this lease:

      (a) Tenants failure to pay rent or any other charge under this lease within 10 days after written notice Is due, or failure to comply with any other term or condition within 20 days following written notice from Landlord specifying the noncompliance. If such noncompliance cannot be cured within the 20-day period, this provision shall be satisfied If Tenant commences correction within such period and thereafter proceeds in good faith and with reasonable diligence to effect compliance as soon as possible. Time is of the essence of this lease.

      (b) Tenants insolvency, business failure or assignment for the benefit of its creditors. Tenants commencement of proceedings under any provision of any bankruptcy or insolvency law or failure to obtain dismissal of any petition Ned against it under such laws within the time required to answer, or the appointment: of a receiver for all or any portion of Tenant's properties or financial records. Which is not dismissed within 90 days.

      (c) Assignment or subletting by Tenant in violation of paragraph 10.1.

11.2  Remedies for Default
      In case of default as described in paragraph 11.1 Landlord shall have the right to the following remedies which are intended to be cumulative and in addition to any other remedies provided under applicable law.

      (a) Landlord may at its option terminate the lease by notice to Tenant. With or without termination, Landlord my retake possession of the Premises and may use or relet the Premises without accepting a surrender or waiving the right to damages. Following such retaking of possession, efforts by Landlord to relet the Premises shall be sufficient if Landlord follows its usual procedures for finding tenants, for the space at rates not less than the current rates for other comparable space In the Building. If Landlord has other vacant space In the Building, prospective tenants may be placed In such other space without prejudice to Landlords claim to damages or loss of rentals from Tenant.

      (b) Landlord may recover all damages caused by Tenants default which shall Include an amount equal to rentals W because of the default, unamortized lease commissions paid for this lease, and the unamortized cost of any tenant improvements Installed by Landlord to meet Tenants special requirements. Landlord may sue periodically to recover damages as they occur throughout the lease term, and no action


                                                                  Please Initial
                                                                             /s/
                                                             ---------    ------
Page 3 of 8                                                   Landlord    Tenant
      accrued damages shall bar a later action for damages subsequently accruing. Landlord may elect in any one action to recover accrued damages plus damages attributable to the remaining term of the lease Such damages shall be measured by the difference between the rent under this lease and the reasonable rental value of the Premises for the remainder of the term, discounted to the time of judgement at the prevailing Interest rate on Judgement.

      (c) Landlord may make any payment or perform any obligation which Tenant has failed to perform, in which case Landlord shall be entitled to recover from Tenant upon demand all amounts so expended, plus interest from the date of the expenditure at the rate of one-and-one-half percent per month. Any such payment or performance by Landlord shall not waive Tenant's default.

12.1 Surrender.
      On expiration or early termination of this lease Tenant shall deliver all keys to Landlord and surrender the Premises vacuumed, swept, and free of debris and in the same condition as at the commencement of the term subject only to reasonable wear from ordinary use. Tenant shall remove all of its furnishings and bade fixtures that remain Its property and repair an damage resulting from such removal provided that Tenant shall not be required to recarpet or repaint. Failure to remove shall be an abandonment of the property, and Landlord may dispose of it In any manner without liability Tenant falls to vacate the Premises when required, Including failure to remove all its personal property, Landlord may elect either:
      (i) to treat Tenant as a tenant from month to month, subject to the provisions of this lease except that rent shall be one-and-one-half times the total rent being charged when the lease term expired, and arty option or other rights regarding extension of the term or expansion of the Premises shall no longer apply; or (ii) to eject Tenant from the Premises and recover damages caused by wrongful holdover.

13.1 Regulations.
      Landlord shall have the right but shag not be obligated to make, revise and enforce regulations or policies consistent with this lease for the purpose of promoting safety, health (Including moving, use of common areas and prohibition of smoking), order, economy, cleanliness, and good service to all tenants of the Building. All such regulations and policies shall be complied with as If part of this lease.

14.1 Access.
      During times other than normal Building hours Tenants officers and employees or those having business with Tenant may be required to identify themselves or show passes in order to gain access to the Building. Landlord shall have no liability for permitting or refusing to permit access by anyone. Landlord may regulate access to any Building elevators outside of normal Building hours. Landlord shall have the right to enter upon the Premises at arty time by passkey or otherwise to determine Tenants compliance with this lease, to perform necessary services, maintenance and repairs or alterations to the Building or the Premises, or to show the Premises to ant prospective tenant or purchasers. Except in case of emergency such entry shall be at such times and In such manner as to minimize interference with the reasonable business use of the Premises by Tenant.

14.2  Furniture and Bulky Articles.
      Tenant shall move furniture and bulky articles in and out of the Building or make independent use of the elevators only at times approved by Landlord following at Mast 24 hours written notice to Landlord of the intended move. Landlord win not unreasonably withhold its consent under this paragraph.

15.1 Notices.
      Notices between the parties relating to this lease shall be in writing, effective when delivered, or if mailed, effective on the second day following mailing, postage prepaid, to the address for the party stated in this lease or to such other address as either party may specify by notice to the other. Notice to Tenant may always be delivered to the Premises. Rent shall be payable to Landlord at the same address and in the same manner, but shah be considered paid only when received.

16.1 Subordination and Attornment.
      This lease shall be subject to and subordinate to arty mortgages, deeds of bust, or land sale contracts (hereafter collectively referred to as encumbrances) now existing against the Building, provided that the lease shall not be effective until Landlord shall have provided Tenant with a subordination, nondisturbance and attornment agreement In customary form. At Landlord's option this lease shall be subject and subordinate to any future encumbrance hereafter placed against the Building (including the underlying W4 or any modifications of existing encumbrances, and Tenant shall execute such documents as may reasonably be requested by Landlord or the holder of the encumbrance to evidence this subordination provided that such documents contain customary non-disturbance agreements. If any encumbrance is foreclosed tenant shall attorn to such purchaser and this Lease shall continue.

16.2  Transfer of Building.
      If the Building is sold or otherwise transferred by Landlord or arty successor, Tenant shall attorn to the purchaser or transferee and recognize A as the lessor under this lease, and, provided the purchaser or transferee assumes all obligations hereunder, the transferor shall have no further liability hereunder, for liabilities arising after the date of such transfer.

16.3  Estoppels.
      Either party will within 10 days after notice from the other execute, acknowledge and deliver to the other party a certificate certifying whether or not this Maw has been modified and Is In kill force and effect whether there are any modifications or alleged breaches by #)a other party. the dates to which rent has been paid In advance, and the amount of any security deposit or prepaid rent and any other facts that may reasonably be requested. Failure to deliver the certificate within the specified time shall be conclusive upon the party of whom the certificate was requested that the lease Is In full force and effect and has not been modified except as may be represented by the party



                                                                  Please Initial
                                                                             /s/
                                                             ---------    ------
Page 4 of 8                                                   Landlord    Tenant
      requesting the certificate. If requested by the holder of any encumbrances, or any ground less, Tenant will agree to give such holder or less notice of and an opportunity to cure any default by Landlord under this lease.

17.1  Attorneys' Fees.
      In any litigation arising out of this lease, the prevailing party shall be entitled to recover attorney's fees at trial and on any appeal. If Landlord Incurs attorneys fees because of a default by Tenant, Tenant shall pay all such fees whether or not litigation is filed.

18.1  Quiet Enjoyment
      Landlord warrants that so long as Tenant complies with all terms of this lease it shall be entitled to peaceable and undisturbed possession of the Premises free from any eviction or disturbance by Landlord. Neither Landlord nor Its managing agent shall have any liability to Tenant for loss or damages arising out of the acts, Including criminal acts, of other tenants of the Building or third parties, nor any liability for any reason which exceeds the value of Its Interest in the Building.

19.1  Additional Rent - Tax Adjustment
      Whenever for any July 1 - June 30 tax year, the real property taxes Wed against the Building and its underlying land exceed those Wed for the 199912000 tax year, then the monthly rental for the one succeeding calendar year shall be Increased by one twelfth of such tax Increase times Tenants proportionate share. "Real property taxes as used herein means all taxes and assessments of any public authority against the Building and the land on which It Is located. the cost of contesting any tax and form of fee or charge Imposed on Landlord as a direct consequence of owning or leasing the Premises, Including but not limited to rent taxes, gross receipt taxes, leasing taxes,' or any fee or charge wholly or partially In lieu of or In substitution for ad valorem real property taxes or assessments, whether now existing or hereafter enacted. If any portion of the Building Is occupied by a tax-exempt tenant so that the Building has a partial tax exemption under ORS 307.112 or a similar statute, then real property taxes shag mean taxes computed as If such partial tax exemption did not exist. If a separate assessment or identifiable tax increase arises because of Improvements to the Premises, then Tenant shall pay 100 percent of such increase. LANDLORD AGREES TO LIMIT ANNUAL INCREASES IN REAL ESTATE TAXES AND OPERATING EXPENSES TO 5%, ON A CUMULATIVE BASIS.

19.2  [RESERVED]

19.3  Operating Expense Adjustment.
      Tenant shall pay as additional rent Tenants Proportionate share of the amount by which operating expenses for the Building Increase over those experienced by Landlord during the calendar year 2000 (base year). Effective January I of each year Landlord shall estimate the amount by which operating expenses are expected to Increase, N any, over those incurred In the base year. Monthly rental for that year shall be increased by one-twelfth of Tenants share of the estimated increase. Following the end of each calendar year, Landlord shag compute the actual increase in operating expenses and bill Tenant for any deficiency or credit Tenant with any excess collected. As used herein *operating expenses shall mean all costs of operating and maintaining the Building as determined by standard real estate accounting practice, Including , but not limited to: all water and sewer charges; the cost of natural gas and electricity provided to the building; Janitorial and cleaning supplies and services; administration costs and management fees at the same rate as during the base year; security services, if any, insurance premiums; licenses; permits for the operation and maintenance of the building and all of its component elements and mechanical systems; the annual amortized capital improvement cost (amortized over such a period as Landlord may select bid not shorter than the period allowed under the Internal Revenue code and at a current market interest rate) for any capital Improvements to the Building required by any government authority or those which have a reasonable probability of improving the operating efficiency of the Building. LANDLORD AGREES TO LIMIT ANNUAL INCREASES IN REAL ESTATE TAXES AND OPERATING EXPENSES TO 5%, ON A CUMULATIVE BASIS. IN NO EVENT WILL TENANTS PROPORTIONATE SHARE, PLUS THE PROPORTIONATE SHARE OF ALL OTHER TENANTS EVER EXCEED 100% IF THE BUILDING IS NOT 100% OCCUPIED DURING THE BASE YEAR, THE ACTUAL OPERATING EXPENSES FOR THE BASE YEAR WILL BE GROSSED UP TO REFLECT THE EXPENSES AT 1W% OCCUPANCY.

19.4  Disputes.
      If Tenant disputes any computation of additional rent or rent adjustment under paragraphs 19.1 through 193 of this Lease, it shall give notice to Landlord not later than one year after the notice from Landlord describing the computation in question, but in any event not later than 30 days after expiration or earlier termination of this Lease. If Tenant falls to give such a notice, the computation by Landlord shag be binding and conclusive between the parties for the W Public accountant selected by Landlord and period In question. If Tenant gives a timely notice, the dispute Wall be resolved by an Independent certified public accountant selected by landlord and acceptable to Tenant whose decision shall be conclusive between the parties. Each party shag pay one-half of the fee for making such determination except that if the adjustment in favor Tenant does not exceed three percent of the escalation amounts for the year in question. Tenant shag pay the entire cost of any such third-part determination. Nothing herein shall reduce Tenants obligations to male all payments as required by this lease.

20.1  Complete Agreement; No Implied Covenants.
      This lease and the attached Exhibits and Schedules, if any, constitute the entire agreement of the parties and supersede all prior written and oral agreements and representations and there are no implied covenants or other agreements between the parties except as expressly set forth In this Lease. Neither Landlord nor Tenant is relying on any representations other than those expressly set forth herein.

20.2  Space Leased As Is.
      N/A.



                                                                  Please Initial
                                                                             /s/
                                                             ---------    ------
Page 5 of 8                                                   Landlord    Tenant

20.3  Captions.
      The titles to the paragraphs of this lease are descriptive only and are not intended to change or influence the meaning of any paragraph or to be part of this lease.

20.4  Nonwaiver.
      Failure by Landlord to promptly enforce any regulation. remedy or right of any kind under this Lease shall not constitute a waiver of the same and such right or remedy may be asserted at any time after Landlord becomes entitled to the benefit thereof notwithstanding delay In enforcement.

20.5  Exhibits.

      The following Exhibits are attached hereto and incorporated as part of this lease: EXHIBIT A & B

20.6  Tenant Improvements.
      SEE EXHIBIT A & B

20.7  Vehicle Parking.
      TENANT HAS THE RIGHT TO USE WITHOUT CHARGE 60 PARKING SPACES FOR EMPLOYEE PARKING LOCATED BEHIND THE BUILDING. VISITOR PARKING IS LOCATED IN THE FRONT OF THE BUILDING. TENANT IS RESPONSIBLE FOR POLICING ITS EMPLOYEES, OR NOVA CCOP CAN IMPLEMENT PROCEDURES TO BE ENFORCED BY TENANT.

20.8  Window/Glass.
      Not withstanding an provision herein, during the term of this lease Tenant shall replace at its sole cost and expense, any and all window and for glass panes situated within and upon the demised premises that may be broken from any cause, act on or neglect of whatever kind by Tenant, or Tenant's agents, employees, customers or clients. In the event Tenant should fail to Immediately replace such windows and/or glass pares, Landlord shag have the right to replace the same and Tenant agrees to reimburse Landlord for any and all expenses incurred by Landlord In replacing such windows and/or glass panes.

IN WITNESS WHEREOF. the duly authorized representatives of the parties have executed this lease as of the day and year first written above.


LANDLORD:               NOVA CCOP, INC.

                                                         By:
                                                         Title:

Address for Notices:
P.O. BOX 10638
EUGENE, OR 97440



TENANT:                 SALES LOGIX CORPORATION

                                                         By: /s/
                                                         Title: Director of I/T & Facilities

Address for Notices:
88010 N. GAINEY CENTER
SCOTTSDALE, AZ


                                                                  Please Initial
                                                                             /s/
                                                             ---------    ------
Page 6 of 8                                                   Landlord    Tenant

                                   EXHIBIT "A"


                            [2 PAGE DIAGRAM OMITTED]

                                   EXHIBIT "B"

TENANT IMPROVEMENTS:

LANDLORD AGREES TO PROVIDE THE BUILD OUT AS SHOWN ON EXHIBIT "A" PAGE 1 WITH THE CONDITION THAT THE TENANT CONTRIBUTES $40,000.00 TOWARDS REMODEL ON THE SPACE. LANDLORD AGREES TO PAY $10.00 PER SQUARE FOOT FOR REMODEL ON THE ADDITIONAL SPACE MARKED PAGE 2 OF EXHIBIT W. TENANT IS RESPONSIBLE FOR ANY AMOUNT SPENT OVER THE $10.00 PER SQUARE FOOT ALLOWANCE.

CONTINUING RIGHT OF FIRST NOTICE:

TENANT SHALL HAVE A CONTINUOUS RIGHT OF FIRST OFFER AND RIGHT OF FIRST REFUSAL WITH RESPECT TO ALL SPACE LOCATED ON THE FLOOR CONTIGUOUS TO THE LEASE PREMISES.

ANY SPACE ACQUIRED UNDER THE RIGHT OF FIRST OFFER WILL BE ADDED TO TENANTS LEASE AT THE THEN ESCALATED RATE WITH ALLOWANCES EQUAL TO THOSE PROVIDED ON THE ORIGINAL SPACE PRO-RATED FOR THE AMOUNT OF TIME REMAINING ON THE ORIGINAL LEASE.

RENEWAL OPTIONS:

TENANT SMALL HAVE THE RIGHT TO RENEW THE LEASE FOR ONE ADDITIONAL TERM OF 5 YEARS, AT THE SAME TERMS AND CONDITIONS OF THE ORIGINAL LEASE EXCEPT FOR RENT, WHICH SHALL BE AT MARKET RATE. TENANT WAIVES ANY RIGHT TO CANCEL THE LEASE DURING THE RENEWAL OPTION PERIOD.

ELECTRICAL CAPACITY:

LANDLORD SHALL PROVIDE AT LEAST 12 WATTS PER SQUARE FOOT OF ELECTRICAL CAPACITY TO THE PREMISES, EXCLUSIVE OF LIGHTING AND HVAC.